UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 15, 2020

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	COLM	Nasdaq Global Select Market
        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 15, 2020, Columbia Sportswear Company (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Restated Credit Agreement”) with Wells Fargo Bank, National Association, as the administrative agent for the lenders and as a lender (the “Administrative Agent”), and Bank of America, N.A., as a lender (together with the Administrative Agent, the “Lenders”), which amends and restates that certain Amended and Restated Credit Agreement dated as of April 17, 2019, as previously amended (the “Prior Credit Agreement”). The Restated Credit Agreement provides (i) a committed $125 million revolving A loan through August 1, 2023 (the “Revolving A Loan”), (ii) a committed $400 million revolving B loan through April 13, 2021 (the “Revolving B Loan”, and together with the Revolving A Loan, the “Revolving Loans”) and (iii) an uncommitted $100 million incremental facility, which will be added to the Revolving B Loan if it is executed on, upon request by the Company to the Administrative Agent.

The Restated Credit Agreement includes customary representations, warranties, covenants and events of default. The Restated Credit Agreement requires the Company to maintain, as of the end of each fiscal quarter, a funded debt ratio not to exceed 3.25 to 1.00, an interest coverage ratio not to exceed 3.00 to 1.00, and asset coverage ratio of not less than 1.00 to 1.00. For purposes of compliance with the funded debt ratio, $200 million in domestic cash is permitted to be netted from the Company’s obligations. Additionally, $50 million in expenses related to COVID-19 are permitted to be added back to net income for purposes of calculating EBITDA for covenant calculations.

Advances under the Revolving Loans can be either LIBOR loans or base rate loans. LIBOR loans bear interest on the outstanding principal amount thereof for each interest period at a rate per annum equal to LIBOR (subject to a LIBOR floor of 0.75% for advances under the Revolving A Loan and a LIBOR floor of 1.00% for advances under the Revolving B Loan) plus a margin ranging from 2.00% to 2.75% (the “LIBOR Margin”). Base rate revolving loans bear interest on the outstanding principal amount thereof at a rate per annum equal to the LIBOR Margin plus the greater of (i) daily reset one month LIBOR or (ii) in the case of Revolving A Loans, 0.75% and in the case of Revolving B Loans, 1.00%; provided that if the Lenders are unable to price loans based on LIBOR, base rate loans will bear interest at an interest rate per annum equal to a margin ranging from 1% to 1.75% plus the higher of (i) the rate of interest most recently announced by the Administrative Agent as its prime rate or (i) the federal funds rate plus 1.50%.

The Company will pay to the Administrative Agent on a quarterly basis, (i) for the account of each Lender in accordance with its applicable percentage of the Revolving Loan A commitment, a commitment fee equal to 0.12% to 0.27% on the average daily unused portion of the Revolving A Loan commitment and (ii) for the account of each Lender in accordance with its applicable percentage of the Revolving Loan B commitment, a commitment fee equal to 0.375% to 0.45% on the average daily unused portion of the Revolving B Loan commitment.

All borrowings under the Restated Credit Agreement are permitted to be voluntarily prepaid by the Company, provided that the Company for LIBOR loans (other than loans that bear interest at a rate other than daily reset LIBOR) must compensate the Lenders for, and hold the Lenders harmless from, any loss, cost or expense incurred by it as a result of such prepayment. The Lenders may accelerate any repayment of the obligations incurred by the Company under the Restated Credit Agreement only in the event of default.

The obligations of the Company under the Restated Credit Agreement are secured by a Collateral Agreement, dated as of April 15, 2020, granted by the Company and Columbia Brands USA, LLC, in favor of the Administrative Agent for the benefit of the Lenders (the “Collateral Agreement”). Pursuant to the Collateral Agreement, the Company and Columbia Brands USA, LLC granted, pledged and collaterally assigned to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in all assets, except for intellectual property, real property, equity interests in foreign subsidiaries and certain other exclusions. Columbia Brands USA, LLC also entered into a Guaranty Agreement in favor of the Administrative Agent, for the ratable benefit of the Lenders, dated April 15, 2020, guaranteeing the payment and performance of the obligations of the Company under the Restated Credit Agreement.

The Restated Credit Agreement, filed as Exhibit 10.1 to this Form 8-K, is incorporated into this Item 1.01 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information disclosed under Item 1.01 is incorporated into this Item 2.03 by this reference.

On April 15, 2020, the Company borrowed $200 million under the Restated Credit Agreement, which supplements $125 million that the Company has previously borrowed under the Prior Credit Agreement. The Company expects to use the proceeds of the borrowings for working capital and general corporate purposes. The increased cash position resulting from the borrowings allows for greater financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 pandemic.

ITEM 7.01 REGULATION FD DISCLOSURE

On April 16, 2020, the Company issued a press release announcing the entrance into the Restated Credit Agreement and additional actions taken with respect to liquidity in response to the COVID-19 pandemic. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report. The information in this Item 7.01 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1
Second Amended and Restated Credit Agreement dated April 15, 2020, among Columbia Sportswear Company, Wells Fargo Bank, National Association, as the administrative agent for the lenders and as a lender, and Bank of America, N.A., as a lender.

99.1	Press Release issued by Columbia Sportswear Company on April 16, 2020 (furnished pursuant to Item 7.01 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: April 16, 2020	By:	/S/ JIM A. SWANSON
Jim A. Swanson
Senior Vice President and Chief Financial Officer